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                                                                 EXHIBIT 10.6

                            APEX MORTGAGE CAPITAL, INC.

                                AMENDED AND RESTATED

                               1997 STOCK OPTION PLAN

                                 TABLE OF CONTENTS


                                                                                 PAGE
1.   The Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

     1.1       Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

     1.2       Administration and Authorization; Power and Procedure . . . . . . .  1
               1.2.1     Committee . . . . . . . . . . . . . . . . . . . . . . . .  1
               1.2.2     Plan Awards; Interpretation; Powers of Committee. . . . .  1
               1.2.3     Binding Determinations. . . . . . . . . . . . . . . . . .  2
               1.2.4     Reliance on Experts . . . . . . . . . . . . . . . . . . .  2
               1.2.5     Delegation. . . . . . . . . . . . . . . . . . . . . . . .  2

     1.3       Participation . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.4       Shares Available for Awards; Share Limits . . . . . . . . . . . . .  3
               1.4.1     Shares Available. . . . . . . . . . . . . . . . . . . . .  3
               1.4.2     Share Limits. . . . . . . . . . . . . . . . . . . . . . .  3
               1.4.3     Limitation on Ownership . . . . . . . . . . . . . . . . .  3
               1.4.4     Share Reservation; Replenishment and Reissue of
                         Unvested Awards . . . . . . . . . . . . . . . . . . . . .  3

     1.5       Grant of Awards . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.6       Award Period. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

     1.7       Limitations on Exercise and Vesting of Awards . . . . . . . . . . .  4
               1.7.1     Provisions for Exercise . . . . . . . . . . . . . . . . .  4
               1.7.2     Procedure . . . . . . . . . . . . . . . . . . . . . . . .  4
               1.7.3     Fractional Shares/Minimum Issue . . . . . . . . . . . . .  4

     1.8       Acceptance of Notes to Finance Exercise . . . . . . . . . . . . . .  4
               1.8.1     Principal . . . . . . . . . . . . . . . . . . . . . . . .  5
               1.8.2     Term. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
               1.8.3     Recourse; Security; Compliance. . . . . . . . . . . . . .  5
               1.8.4     Termination of Employment . . . . . . . . . . . . . . . .  5

     1.9       No Transferability; Limited Exception to Transfer Restrictions. . .  5
               1.9.1     Limit On Exercise and Transfer. . . . . . . . . . . . . .  5
               1.9.2     Exceptions. . . . . . . . . . . . . . . . . . . . . . . .  6
               1.9.3     Further Exceptions to Limits On Transfer. . . . . . . . .  6

2.   Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

     2.1       Grants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

     2.2       Option Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
               2.2.1     Pricing Limits. . . . . . . . . . . . . . . . . . . . . .  6
               2.2.2     Payment Provisions. . . . . . . . . . . . . . . . . . . .  6

                                       i

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

     2.3       Limitations on Grant and Terms of Incentive Stock Options . . . . .  7
               2.3.1     $100,000 Limit. . . . . . . . . . . . . . . . . . . . . .  7
               2.3.2     Option Period . . . . . . . . . . . . . . . . . . . . . .  7
               2.3.3     Other Code Limits . . . . . . . . . . . . . . . . . . . .  7

     2.4       Limits on 10% Holders . . . . . . . . . . . . . . . . . . . . . . .  7

     2.5       Option Repricing/Cancellation and Regrant/Waiver of
               Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

     2.6       Effects of Termination of Employment; Termination of Subsidiary
               Status; Discretionary Provisions. . . . . . . . . . . . . . . . . .  8
               2.6.1     Options - Resignation or Dismissal. . . . . . . . . . . .  8
               2.6.2     Options - Death or Disability . . . . . . . . . . . . . .  8
               2.6.3     Options - Retirement. . . . . . . . . . . . . . . . . . .  8
               2.6.4     Certain SARs. . . . . . . . . . . . . . . . . . . . . . .  9
               2.6.5     Other Awards. . . . . . . . . . . . . . . . . . . . . . .  9
               2.6.6     Committee Discretion. . . . . . . . . . . . . . . . . . .  9

     2.7       Options and Rights in Substitution for Stock Options Granted by
               Other Corporations. . . . . . . . . . . . . . . . . . . . . . . . .  9

3.   Stock Appreciation Rights (Including Limited Stock Appreciation Rights. . . .  9

     3.1       Grants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

     3.2       Exercise of Stock Appreciation Rights . . . . . . . . . . . . . . .  9
               3.2.1     Exercisability. . . . . . . . . . . . . . . . . . . . . .  9
               3.2.2     Effect on Available Shares. . . . . . . . . . . . . . . . 10
               3.2.3     Stand-Alone SARs. . . . . . . . . . . . . . . . . . . . . 10
               3.2.4     Proportionate Reduction . . . . . . . . . . . . . . . . . 10

     3.3       Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               3.3.1     Amount. . . . . . . . . . . . . . . . . . . . . . . . . . 10
               3.3.2     Form of Payment . . . . . . . . . . . . . . . . . . . . . 10

     3.4       Limited Stock Appreciation Rights . . . . . . . . . . . . . . . . . 10

4.   Restricted Stock Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     4.1       Grants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     4.2       Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
               4.2.1     Pre-Vesting Restraints. . . . . . . . . . . . . . . . . . 11
               4.2.2     Dividend and Voting Rights. . . . . . . . . . . . . . . . 11
               4.2.3     Cash Payments . . . . . . . . . . . . . . . . . . . . . . 11

     4.3       Return to the Corporation . . . . . . . . . . . . . . . . . . . . . 12

5.   Performance Share Awards; Stock Units; Stock Bonuses. . . . . . . . . . . . . 12

     5.1       Grants of Performance Share Awards. . . . . . . . . . . . . . . . . 12

     5.2       Special Performance-Based Share Awards. . . . . . . . . . . . . . . 12
               5.2.1     Eligible Class. . . . . . . . . . . . . . . . . . . . . . 13
               5.2.2     Maximum Award . . . . . . . . . . . . . . . . . . . . . . 13

                                       ii

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

               5.2.3     Committee Certification . . . . . . . . . . . . . . . . . 13
               5.2.4     Terms and Conditions of Awards. . . . . . . . . . . . . . 13
               5.2.5     Stock Payout Features . . . . . . . . . . . . . . . . . . 13
               5.2.6     Adjustments for Material Changes. . . . . . . . . . . . . 13

     5.3       Grants of Stock Bonuses . . . . . . . . . . . . . . . . . . . . . . 13

     5.4       Deferred Payments . . . . . . . . . . . . . . . . . . . . . . . . . 14

     5.5       Cash Bonus Awards . . . . . . . . . . . . . . . . . . . . . . . . . 14
               5.5.1     Performance Goals . . . . . . . . . . . . . . . . . . . . 14

     5.6       Alternative Payments. . . . . . . . . . . . . . . . . . . . . . . . 14

6.   Other Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     6.1       Rights of Eligible Persons, Participants and Beneficiaries. . . . . 14
               6.1.1     Employment Status . . . . . . . . . . . . . . . . . . . . 14
               6.1.2     No Employment Contract. . . . . . . . . . . . . . . . . . 14
               6.1.3     Plan Not Funded . . . . . . . . . . . . . . . . . . . . . 14

     6.2       Adjustments; Acceleration . . . . . . . . . . . . . . . . . . . . . 15
               6.2.1     Adjustments . . . . . . . . . . . . . . . . . . . . . . . 15
               6.2.2     Acceleration of Awards Upon Change in Control . . . . . . 16
               6.2.3     Possible Early Termination of Accelerated Awards. . . . . 16
               6.2.4     Golden Parachute Limitations. . . . . . . . . . . . . . . 16

     6.3       Effect of Termination of Employment . . . . . . . . . . . . . . . . 17

     6.4       Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 17
               6.4.1     General . . . . . . . . . . . . . . . . . . . . . . . . . 17
               6.4.2     Restrictions on Transfer. . . . . . . . . . . . . . . . . 17

     6.5       Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               6.5.1     Provision for Tax Withholding Offset. . . . . . . . . . . 18
               6.5.2     Tax Loans . . . . . . . . . . . . . . . . . . . . . . . . 18

     6.6       Plan Amendment, Termination and Suspension. . . . . . . . . . . . . 18
               6.6.1     Board Authorization . . . . . . . . . . . . . . . . . . . 18
               6.6.2     Stockholder Approval. . . . . . . . . . . . . . . . . . . 19
               6.6.3     Amendments to Awards. . . . . . . . . . . . . . . . . . . 19
               6.6.4     Limitations on Amendments to Plan and Awards. . . . . . . 19

     6.7       Privileges of Stock Ownership . . . . . . . . . . . . . . . . . . . 19

     6.8       Effective Date of the Plan. . . . . . . . . . . . . . . . . . . . . 19

     6.9       Term of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 19

     6.10      Governing Law/Construction/Severability . . . . . . . . . . . . . . 19
               6.10.1    Choice of Law . . . . . . . . . . . . . . . . . . . . . . 19
               6.10.2    Severability. . . . . . . . . . . . . . . . . . . . . . . 20
               6.10.3    Plan Construction . . . . . . . . . . . . . . . . . . . . 20

     6.11      Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20


     6.12      Effect of Change of Subsidiary Status . . . . . . . . . . . . . . . 20
     6.13      Non-Exclusivity of Plan . . . . . . . . . . . . . . . . . . . . . . 20

7.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

8.   Non-Employee Director Options . . . . . . . . . . . . . . . . . . . . . . . . 25

     8.1       Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     8.2       Option Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               8.2.1     Time of Initial Award . . . . . . . . . . . . . . . . . . 25
               8.2.2     Subsequent Automatic Awards . . . . . . . . . . . . . . . 26
               8.2.3     Subsequent Discretionary Awards . . . . . . . . . . . . . 26

     8.3       Option Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     8.4       Option Period and Exercisability. . . . . . . . . . . . . . . . . . 26

     8.5       Termination of Directorship . . . . . . . . . . . . . . . . . . . . 26

     8.6       Adjustments; Accelerations; Terminations. . . . . . . . . . . . . . 26

     8.7       Acceleration Upon a Change in Control Event . . . . . . . . . . . . 27


                            APEX MORTGAGE CAPITAL, INC.
                    AMENDED AND RESTATED 1997 STOCK OPTION PLAN


                                  1.     THE PLAN

1.1 PURPOSE. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers and employees and other Eligible Persons associated with the management of the Company with awards and incentives for high levels of performance and improving the financial performance of the Company, by aligning the interests of the those persons and the Company's stockholders, and by attracting, motivating and retaining experienced and knowledgeable independent directors through the benefits provided under Section 8. "Corporation" means Apex Mortgage Capital, Inc. and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Section 7.

1.2    ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

       1.2.1 COMMITTEE. This Plan will be administered by and all Awards to Eligible Persons will be authorized by the Committee, other than the Initial Awards which have been authorized by the Corporation's stockholder(s) in connection with approving this Plan. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by written consent of its members.

       1.2.2 PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee will have the authority to:

              (a) determine the particular Eligible Persons who will receive Awards;

              (b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such Eligible Persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

              (c) approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

              (d) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Persons under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

              (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6;

              (f) accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum 10 year term of Awards under Section 1.6; and

              (g) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

              Notwithstanding the foregoing, the provisions of Sections 8.2.1 and 8.2.2 relating to Non-Employee Director Awards will be automatic and, to the maximum extent possible, self-effectuating.

       1.2.3 BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

       1.2.4 RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

       1.2.5 DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3 PARTICIPATION. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4    SHARES AVAILABLE FOR AWARDS; SHARE LIMITS

       1.4.1 SHARES AVAILABLE. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares
              (the "Shares"). The Shares may be delivered for any lawful consideration.

       1.4.2 SHARE LIMITS. The maximum number of Shares that may be delivered pursuant to Awards granted to Eligible Persons under this Plan will not exceed 1,000,000 Shares (the "Share Limit"). The number of Shares subject to Awards outstanding at any time will not exceed the number of Shares remaining available for issuance under the Plan. The maximum number of Shares subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one individual, subject to Section 1.4.3, will be limited to 200,000 Shares. Each of the foregoing numerical limits is subject to adjustment as contemplated by this Section 1.4 and
              Section 6.2.

       1.4.3  LIMITATION ON OWNERSHIP.

              (a) No Awards will be granted under the Plan to any person who, after the grant of such Award, would be deemed to beneficially own more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the outstanding Shares of Common Stock of the Corporation. For purposes of this Section 1.4.3, "ownership" is determined in accordance with the Real Estate Investment Trust provisions of the Code, the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(1)(b) of the Code), and Rule 13d-3 promulgated under the Exchange Act.

              (b) If, after an Award is granted, circumstances of ownership (or the Corporation's knowledge thereof) change so that the exercise of such Award would cause the Participant to beneficially own more Shares than are permitted pursuant to paragraph (a) above, then upon any exercise of such Award that causes such result, the Corporation shall have the right to deliver to the Participant, in lieu of Shares, a check or cash in the amount equal to the Fair Market Value of the Shares otherwise deliverable on the date of exercise (minus any amounts withheld pursuant to Section 6.5).

       1.4.4 SHARE RESERVATION; REPLENISHMENT AND REISSUE OF UNVESTED AWARDS. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of Shares issuable at any time pursuant to such Award, plus (b) the number of Shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired Shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired Shares, will again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5 GRANT OF AWARDS. Subject to the express provisions of this Plan, the Committee will determine the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of performance share awards, in addition to matters addressed in
       Section 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

1.6 AWARD PERIOD. The Award Period of any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 10 years after the date of grant; PROVIDED, HOWEVER, that any payment of cash or delivery of Shares pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing.

1.7    LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

       1.7.1 PROVISIONS FOR EXERCISE. Unless the Committee otherwise expressly provides, no Award will be exercisable or will vest until at least six months after the initial Award Date, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

       1.7.2 PROCEDURE. Any exercisable Award will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.2 or 8.4, as the case may be, and any other requirements of exercise, including any document required by
              Section 6.4, are satisfied.

       1.7.3 FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8 ACCEPTANCE OF NOTES TO FINANCE EXERCISE. The Corporation, in its sole discretion, may accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; but any such note will be subject to the following terms and conditions:

       1.8.1 PRINCIPAL. The principal of the note will not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note will be delivered directly to the Corporation in consideration of such exercise or receipt.

       1.8.2 TERM. The initial term of the note will be determined by the Committee; but the term of the note, including extensions, will not exceed a period of five years.

       1.8.3 RECOURSE; SECURITY; COMPLIANCE. The note will provide for full recourse to the Participant and will bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code. If required by the Committee or by applicable law, the note will be secured by a pledge of any Shares or rights financed thereby in compliance with applicable law. The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note will conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

       1.8.4 TERMINATION OF EMPLOYMENT. If the employment of the Participant terminates, the unpaid principal balance of the note will become due and payable on the 10th business day after the Severance Date; but if a sale of such Shares would cause the Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance will become due and payable on the 10th business day after the first day on which a sale of such Shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of this Corporation by the Participant after such termination.

1.9    NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

       1.9.1 LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (a) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, (b) Awards may be exercised only by the Participant, and (c) amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

       1.9.2 EXCEPTIONS. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made to related persons for estate and/or tax planning purposes and without consideration (other than nominal consideration). Incentive Stock Options and Restricted Stock Awards, however, will be subject to any and all additional transfer restrictions under the Code.

       1.9.3 FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.9.1 will not apply to:

              (a)    transfers to the Corporation,

              (b) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

              (c) transfers pursuant to a QDRO if approved or ratified by the Committee,

              (d) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative, or

              (e) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

                                   2.     OPTIONS

2.1 GRANTS. One or more Options may be granted under this Section to any Eligible Person. Each Option granted will be designated by the Committee in the applicable Award Agreement as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option.

2.2    OPTION PRICE.

       2.2.1 PRICING LIMITS. The purchase price per Share of the Shares covered by each Option will be not be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.

       2.2.2 PAYMENT PROVISIONS. The purchase price of any Shares purchased on exercise of an Option granted under this Section will be paid in full at the time of each purchase in one or a combination of the following methods: (a) in cash or by electronic funds transfer;
              (b) by certified or cashier's check payable to the order of the Corporation; (c) if permitted by the Committee, by a promissory note of the Participant consistent with the requirements of Sections 1.8 and 6.4; (d) by notice and third party payment in such manner as may be authorized by the Committee; or (e) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, but the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and any shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise.
              Without limiting the generality of the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under
              Section 6.5. The Corporation will not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

2.3    LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

       2.3.1 $100,000 LIMIT. To the extent that the aggregate "Fair Market Value" of Shares with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Shares subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option.

       2.3.2 OPTION PERIOD. Except as provided in Section 1.6, each Option and all rights thereunder will expire no later than 10 years after the Award Date.

       2.3.3 OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary who satisfy the eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

2.4 LIMITS ON 10% HOLDERS. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5    OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS.
       Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of Shares subject to, the restrictions upon or the term of, an Award granted under this Section by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of Shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

2.6 EFFECTS OF TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

       2.6.1 OPTIONS - RESIGNATION OR DISMISSAL. If the Participant's employment by (or other service specified in the Award Agreement to) the Company or the Manager, as the case may be, terminates for any reason (the date of such termination being referred to as the "Severance Date") other than Retirement, Total Disability or death, or "for Cause" (as determined in the discretion of the Committee), the Participant will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, 90 days after the Severance Date to exercise any Option to the extent exercisable on the Severance Date. In the case of a termination "for Cause", the Option will terminate on the Severance Date. The Option, to the extent not exercisable on the Severance Date, will terminate in all cases, unless the Award Agreement or the Committee otherwise provides.

       2.6.2 OPTIONS - DEATH OR DISABILITY. If the Participant's employment by (or specified service to) the Company or the Manager, as the case may be, terminates as a result of Total Disability or death, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Option to the extent exercisable on the Severance Date. Any Option to the extent not exercisable on the Severance Date will terminate.

       2.6.3 OPTIONS - RETIREMENT. If the Participant's employment by (or specified service to) the Company or the Manager, as the case may be, terminates as a result of Retirement, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date if an Incentive Stock Option states it is it be retained) to the extent exercisable on the Severance Date. The Option, to the extent not exercisable on the Severance Date, will terminate.

       2.6.4 CERTAIN SARS. Any SAR granted concurrently or in tandem with an Option will have the same post-Severance Date provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

       2.6.5 OTHER AWARDS. The Committee will establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) if the Participant's employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

       2.6.6 COMMITTEE DISCRETION. Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment with the Company or the Manager, as the case may be, for any reason, other than a discharge for Cause, the Committee, by express provisions in or by amendment to the Award Agreement, may increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, and/or, subject to the provisions of Section 1.6, extend the exercisability period, upon such terms as the Committee deems appropriate.

2.7 OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

                         3.     STOCK APPRECIATION RIGHTS
                    (INCLUDING LIMITED STOCK APPRECIATION RIGHTS)

3.1 GRANTS. The Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2    EXERCISE OF STOCK APPRECIATION RIGHTS.

       3.2.1 EXERCISABILITY. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

       3.2.2 EFFECT ON AVAILABLE SHARES. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered Shares will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise expressly provides.

       3.2.3 STAND-ALONE SARS. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

       3.2.4 PROPORTIONATE REDUCTION If an SAR extends to less than all the Shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of Shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of Shares covered by the related Award is less than the remaining number of Shares subject to such SAR.

3.3    PAYMENT.

       3.3.1 AMOUNT. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive subject to Section 6.5 payment of an amount determined by multiplying

              (a) the difference obtained by subtracting the exercise price per Share under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

              (b) the number of Shares with respect to which the Stock Appreciation Right has been exercised.

       3.3.2 FORM OF PAYMENT. The Committee, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in Shares and partly in cash, provided that the Committee has determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) upon exercise, the election will be subject to such conditions as the Committee may impose.

3.4 LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or Shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Shares during a specified period or at a specified time before, after or including the date of such event.

                           4.     RESTRICTED STOCK AWARDS

4.1 GRANTS. The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of Shares to be issued to the Participant, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration under applicable state law) payable by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the Shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such Shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise expressly provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions hereunder and will be held by the Corporation or by a third party designated by the Committee until the restrictions on such Restricted Shares have lapsed and the Restricted Shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2    RESTRICTIONS.

       4.2.1 PRE-VESTING RESTRAINTS. Except as provided in Sections 4.1 and 1.9, Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such Restricted Shares have lapsed and the Shares have become vested.

       4.2.2 DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

       4.2.3 CASH PAYMENTS. If the Participant has been paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify the extent (if any) to which the cash must be returned (with or without an earnings factor) as to any Restricted Shares that cease to be eligible for vesting.

4.3 RETURN TO THE CORPORATION. Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions as of a Severance Date with respect to the Participant or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement will not vest and will be returned to the Corporation in such manner and on such terms as set forth in the Award Agreement or as the Committee otherwise expressly provides.

            5.     PERFORMANCE SHARE AWARDS; STOCK UNITS; STOCK BONUSES

5.1 GRANTS OF PERFORMANCE SHARE AWARDS. The Committee may grant Performance Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of Shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such Shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any Shares or cash to the Participant will be based. The amount of cash or Shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.3(b), if applicable) may determine.

5.2 SPECIAL PERFORMANCE-BASED SHARE AWARDS. Options or SAR's granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Employees which otherwise satisfy the conditions to deductibility under Section 162(m) of the Code are deemed "Qualifying Awards". Without limiting the generality of the foregoing, and in addition to Qualifying Awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, or division basis, with reference to revenue growth, net earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization), cash flow, return on equity, return on assets or return on net investment, or cost containment or reduction, or any combination thereof (the "business criteria") relative to preestablished performance goals, may be granted under this Plan. To the extent so applicable, these terms are used as applied under generally accepted accounting principles and in the Company's financial reporting. The applicable business criterion or criteria and the specific performance goals must be approved by the Committee in advance of any applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one
       (except as provided in Section 1.6) nor more than 10 years.   Other types
       of performance and non-performance awards may also be granted under the other provisions of this Plan. The following provisions relate to all Performance-Based Awards (other than Qualifying Awards) granted under this Plan:

       5.2.1 ELIGIBLE CLASS. The eligible class of persons for Awards under this Section is executive officers of the Corporation.

       5.2.2 MAXIMUM AWARD. Subject to Section 1.4.2, in no event will grants in any calendar year to any one individual under this Section 5.2 relate to more than 250,000 shares or, (if payable solely in cash) a cash amount of more than $1,000,000.

       5.2.3 COMMITTEE CERTIFICATION. To the extent required by Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

       5.2.4 TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

       5.2.5 STOCK PAYOUT FEATURES. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of Shares, Restricted Shares, an Option, or another Award.

       5.2.6 ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features of an Award under this Section 5.2 may provide that they
              (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (c) shall be adjusted for any other circumstance or event, or (d) any combination of (a) through
              (c), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

5.3 GRANTS OF STOCK BONUSES. The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such Shares) as determined from time to time by the Committee. The number of Shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4 DEFERRED PAYMENTS; STOCK UNITS. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or Shares that may otherwise become due or of cash otherwise payable under this Plan or otherwise, in the form of stock units payable in cash or Shares or by other means, and may provide for accretion thereof based upon such deferment, at the election or at the request of the Participant, subject to any other applicable terms of this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

5.5    CASH BONUS AWARDS.

       5.5.1 PERFORMANCE GOALS. The Committee may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary division basis with reference to revenues, net earnings (before or after interest, taxes, depreciation, or amortization), cash flow, return on equity or on assets or net investment, cost containment or reduction, or achievement of strategic goals (or any combination of such factors). In addition, the award may depend upon the Eligible Employee's individual performance.

5.6 ALTERNATIVE PAYMENTS. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid or credited in the form of Shares, Restricted Shares, an Option or other Award.

                              6.     OTHER PROVISIONS

6.1    RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

       6.1.1 EMPLOYMENT STATUS. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

       6.1.2 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or the Manager, as the case may be, or constitute any management or other contract or agreement of employment or other service, nor will interfere in any way with the right of the Company or the Manager, as the case may be, to otherwise change a person's compensation or other benefits or to terminate the employment or service of such person, with or without cause. This Plan or any related document will not, however, adversely affect any independent contractual right of such person without the Participant's consent.

       6.1.3 PLAN NOT FUNDED. Awards payable under this Plan will be payable in Shares or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.2    ADJUSTMENTS; ACCELERATION.

6.2.1 ADJUSTMENTS. The following provisions will apply in the case of (i) any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), (ii) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split, (iii) any reorganization, merger, combination, consolidation, split-up, spin-off, combination, material repurchase or exchange of Common Stock or other securities of the Corporation, (iv) any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or (v) a sale of substantially all the assets of the Corporation as an entirety. In such event, the Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

              (a)    (i)    proportionately adjust any or all of (1) the number
              and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (5) the performance standards appropriate to any outstanding Awards, or

                     (ii) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event.

              (c) In each case, with respect to Awards of Incentive Stock Options, no such adjustment will be made that would cause the Plan to violate

                     Section 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby.

              (d) In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

       6.2.2 ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards will not accelerate or determines that only certain or limited benefits under any or all Awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event

              (a) each Option and Stock Appreciation Right will become immediately exercisable,

              (b) Restricted Stock will immediately vest free of restrictions, and

              (c) each Performance Share Award will become payable to the Participant.

However, in the case of a transaction intended to be accounted for as a pooling of interests transaction, the Committee shall have no discretion with respect to the foregoing acceleration of Awards. The Committee may override the limitations on acceleration in this Section 6.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Any acceleration of Awards will comply with applicable legal requirements and, if the circumstances require, may be deemed by the Committee to occur an instant before the event.

       6.2.3 POSSIBLE EARLY TERMINATION OF ACCELERATED AWARDS. If any Option or other right to acquire Shares under this Plan (other than under Section 8) has been fully accelerated as required or permitted by
              Section 6.2.2 but is not exercised at or prior to (a) a dissolution of the Corporation, or (b) an event described in
              Section 6.2.1 that the Corporation does not survive, or (c) the consummation of an event described in Section 6.1 involving a Change of Control approved by the Board, the Option or right will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of the Option or right.

       6.2.4 GOLDEN PARACHUTE LIMITATIONS. Unless otherwise specified in an Award Agreement or expressly approved by the Committee, no Award will be accelerated under this Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

6.3 EFFECT OF TERMINATION OF EMPLOYMENT. The Committee will establish in respect of each Award granted to an Eligible Person the effect of a termination of employment or service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

6.4    COMPLIANCE WITH LAWS.

       6.4.1  GENERAL.      This Plan, the granting, vesting and exercise of
              Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions, and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable, to assure compliance with all applicable legal requirements.

       6.4.2 RESTRICTIONS ON TRANSFER. If the offer or sale of any Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation, each Participant will be required to represent that the Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate in the opinion of the Committee and the Corporation's counsel.
              Any determination by the Corporation and its counsel in connection with any other the matters set forth in this Section 6.4 will be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction will bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

                     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

                            If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate may exchange such certificate for a certificate representing the same number of Shares without such legend.

6.5    TAX WITHHOLDING.

       6.5.1 PROVISION FOR TAX WITHHOLDING OFFSET. Upon any exercise, vesting, or payment of any Award or upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (b) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of Shares valued at their then Fair Market Value, to satisfy such withholding obligation.

       6.5.2 TAX LOANS. If so provided in the Award Agreement, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in
              Section 6.5.1. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

6.6    PLAN AMENDMENT, TERMINATION AND SUSPENSION.

       6.6.1 BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

       6.6.2 STOCKHOLDER APPROVAL. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

       6.6.3 AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

       6.6.4 LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8 EFFECTIVE DATE OF THE PLAN. This Plan is effective as of December 3, 1997 (the "Effective Date"). The Plan was approved by the Corporation's stockholder(s) on October 17, 1997.

6.9 TERM OF THE PLAN. No Award may be granted under this Plan more than ten years after the Effective Date (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10   GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

       6.10.1 CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with the laws of the State of California.

       6.10.2 SEVERABILITY. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

       6.10.3 PLAN CONSTRUCTION.

              (a) RULE 16B-3. It is the intent of the Corporation that the Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent reasonable will be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation, is fair to the affected Participant and is consistent with the purposes of this Plan as to such persons in the circumstances.

              (b) SECTION 162(M). It is the further intent of the Company that, to the extent the Corporation or Awards under this Plan may be or become subject to Section 162(m), Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and performance awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation under
                     Section 162(m) of the Code, and this Plan will be interpreted consistent with such intent.

6.11 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment and service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.13 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

                                 7.  DEFINITIONS

"AWARD" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, stock unit, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

"AWARD AGREEMENT" means any writing setting forth the terms of an Award that has been authorized by the Committee.

"AWARD DATE" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Section 8, the applicable dates set forth therein.

"AWARD PERIOD" means the period beginning on an Award Date and ending on the expiration date of such Award.

"BENEFICIARY" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

"BOARD" means the Board of Directors of the Corporation.

"CHANGE IN CONTROL EVENT" means any of the following:

              (a) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

              (b) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

              (c) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets as an entity to a person or entity that is not a Subsidiary or other affiliate; or;

              (d) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

              (e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMISSION" means the Securities and Exchange Commission.

"COMMITTEE" means one or more committees appointed by the Board to administer this Plan, each of which will be comprised of two or more directors meeting such criteria as the Board may establish from time to time in order to satisfy any applicable legal or regulatory requirements.

"COMMON STOCK" means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

"COMPANY" means, collectively, the Corporation and its Subsidiaries.

"CORPORATION" means Apex Mortgage Capital, Inc., a Maryland corporation, and its successors.

"ELIGIBLE EMPLOYEE" means an officer (whether or not a director) or employee of the Company.

"ELIGIBLE PERSON" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"FAIR MARKET VALUE" on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or
(d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

"INCENTIVE STOCK OPTION" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

"INITIAL AWARDS" means the Options granted immediately prior to the effectiveness of the registration statement relating to the Corporation's initial public offering, which Options are granted to officers and employees of the Corporation and the Manager and which are exercisable for an aggregate of 300,000 shares of Common Stock.

"MANAGER" means TCW Investment Management Company.

"NONQUALIFIED STOCK OPTION" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

"NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company. For purposes of this Plan, the Chairman of the Board will be deemed an officer of the Company.

"OPTION" means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

"OTHER ELIGIBLE PERSON" means any Non-Employee Director, the Manager, any director, officer or employee of the Manager, or any other individual consultant or advisor who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company. A non-employee providing BONA FIDE services to the Company may only be selected as an Other Eligible Person if such person's participation in this Plan would not adversely affect (a) the Corporation's eligibility to use Form S-8 or Form S-3 to register under the Securities Act the offering of shares issuable under this Plan by the Company or (b) the Corporation's compliance with any other applicable laws; PROVIDED, HOWEVER, in the case of clause (a) above, such person may be selected as an Other Eligible Person if the Committee determines that the offering and issuance of Shares to such person in the circumstances satisfies the requirements of any applicable exemption from registration under federal and state securities laws and regulations.

"PARTICIPANT" means an Eligible Person who has been granted an Award under this Plan and a Non-Employee Director who has been received an Award under Section 8 of this Plan.

"PERFORMANCE SHARE AWARD" means an Award of a right to receive Shares under
Section 5.1, or to receive Shares or other compensation (including cash) under
Section 5.2, the issuance or payment of that is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

"PERSONAL REPRESENTATIVE" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

"PLAN" means this Apex Mortgage Capital, Inc. Amended and Restated 1997 Stock Option Plan, as amended from time to time.

"QDRO" means a qualified domestic relations order.

"RESTRICTED SHARES" or "Restricted Stock" means Shares awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

"RETIREMENT" means retirement with the consent of the Company or the Manager, as the case may be, or, from active service as an employee or officer of the Company or the Manager, as the case may be, on or after attaining age 55 with ten or more years of service or age 65, or, in the case of a Non-Employee Director, retirement or failure to stand for reelection, with the consent of the Board of Directors, on or after age 55 with ten or more years of service, or in any case after age 65.

"RULE 16B-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

"STOCK APPRECIATION RIGHT" or "SAR" means a right authorized under this Plan to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

"STOCK BONUS" means an Award of Shares granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

"STOCK UNIT" means a bookkeeping entry which serves a unit of measurement relative to a Share for purposes of determining the payment of a deferred benefit or right under the Plan.

"SUBSIDIARY" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

"TOTAL DISABILITY" means a disability where Participant is unable to effectively engage in the material activities required for Participant's position with the Company or the Manager, as the case may be, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

                        8.   NON-EMPLOYEE DIRECTOR OPTIONS

8.1 PARTICIPATION. Awards under this Section 8 will be made only to Non-Employee Directors and will be evidenced by Award Agreements in the form adopted by the Committee.

8.2    OPTION GRANTS.

       8.2.1 TIME OF INITIAL AWARD. After approval of this Plan by the stockholder(s) of the Corporation, and upon the closing of the Corporation's initial public offering, each person who is then a Non-Employee Director will automatically be granted (without any action by the Board or Committee) a Non-qualified Stock Option (the Award Date of which will be the date of the closing of such initial public offering) to purchase 25,000 shares of Common Stock at the price that the Corporations Common Stock is offered in such initial public offering.

       8.2.2 SUBSEQUENT AUTOMATIC AWARDS. If any person who is not then an officer or employee of the Company becomes a director of the Corporation, such person will automatically be granted (without any action by the Board or Committee) a Non-qualified Stock Option (the Award Date of which will be the date such person takes office) to purchase 25,000 Shares.

       8.2.3 SUBSEQUENT DISCRETIONARY AWARDS. The Committee shall have the authority to grant additional Options to Non-Employee Directors from time to time; provided, however that no more than 50,000 shares, subject to adjustment as contemplated by Section 6.2, in the aggregate, shall be subject to Options made to any one Non-Employee Director under this Section 8.2 and provided further that any such discretionary Option shall be subject to contemporaneous approval or ratification by a majority of the members of the Board of Directors and a majority of the Directors who are not recipients of such grants.

8.3 OPTION PRICE. The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 8.2.2 or Section 8.2.3 will be 100% of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Section will be paid in full at the time of each purchase in cash or by check or in Shares valued at the Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, but any such shares used in payment must be owned by the Participant at least six months prior to the date of exercise. Any notice and third party cashless exercise payment procedures authorized by the Committee with respect to Options under
       Section 2 may be utilized with respect to Options granted under Section
       8.2 unless the Committee or applicable law otherwise provide.

8.4 OPTION PERIOD AND EXERCISABILITY. Each Option granted under this Section 8 and all rights or obligations thereunder will expire on the day before the 10th anniversary of the Award Date and will be subject to earlier termination as provided below. Each Option granted under Section 8.2 shall become exercisable no earlier than six months after the Award Date. Unless the Board or Committee otherwise provides in the applicable Award Agreement, an Option will vest as follows: one-third on each of the first, second and third anniversaries of the date of grant.

8.5 TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death, Total Disability or Retirement, an Option granted pursuant to this Section 8 held by such Participant will immediately become and will remain exercisable for nine months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If a Non-Employee Director's services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Section that is not then exercisable will terminate and any portion of such Option that is then exercisable may be exercised for six months after the date of such termination or until the expiration of the stated term whichever first occurs.

8.6    ADJUSTMENTS; ACCELERATIONS; TERMINATIONS.  Options granted under this
       Section 8 will be subject to adjustments, accelerations and terminations as provided in Section 6.2, but


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

       only to the extent that in the case of a Change in Control Event such effect and any Board or Committee action in respect thereof is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation or is otherwise consistent with the effect on Options held by persons other than executive officers or directors of the Corporation (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

8.7 ACCELERATION UPON A CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event and acceleration under Section 6.2.2, each Option granted under Section 8.2 hereof will become immediately exercisable in full. To the extent that any Option granted under this Section 8 is not exercised prior to (a) a dissolution of the Corporation or (b) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of this Plan can be) made for the assumption, conversion, substitution or exchange of the Option, the Option will terminate upon the occurrence of such event.


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